Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Omega Commercial Finance Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon S. Cummings, IV, Chief Executive Officer and Chief Executive Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the period ending March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Omega Commercial Finance Corporation.

Date: May , 2008
/s/ Jon S. Cummings, IV
Jon S. Cummings, IV Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer